[CRDA LISTED LOGO] [CRDB LISTED LOGO]

                                 [CRAWFORD LOGO]
                                  PRESS RELEASE
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830


FOR IMMEDIATE RELEASE                                 DATE:  MAY 1, 2006
                                                      FROM:  THOMAS W. CRAWFORD
                                                      CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------

     CRAWFORD REPORTS 140% INCREASE IN FIRST QUARTER 2006 EARNINGS PER SHARE

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the first quarter ended March 31, 2006.

First quarter 2006 revenues before reimbursements grew to $201.6 million from $184.3 million in the 2005 first quarter. First quarter 2006 net income more than doubled to $5.8 million compared to $2.4 million for the 2005 first quarter. First quarter 2006 earnings per share were $0.12 per share, up 140% compared to $0.05 in the 2005 quarter.

Revenues before reimbursements, by market type, for the Company's operating segments for the quarter ended March 31, 2006 and 2005 were as follows (in 000's):

                                                                        Quarter ended
                                                ---------------------------------------------------------
               Market Type                      March 31, 2006          March 31, 2005           % Change
------------------------------------            --------------          --------------           --------
Insurance companies                             $       61,515          $       53,979              14.0%
Self-insured entities                                   36,841                  39,340              (6.4)%
Legal settlement administration                         32,750                  19,188              70.7%
                                                --------------          --------------
   U.S. Segment                                        131,106                 112,507              16.5%
   International Segment                                70,500                  71,827              (1.8)%
                                                --------------          --------------
Total revenues before reimbursements            $      201,606          $      184,334               9.4%
                                                ==============          ==============

U.S. revenues before reimbursements were $131.1 million in the first quarter of 2006, increasing 16.5% over the $112.5 million reported in the 2005 first quarter. Revenues from the insurance company market grew 14% in the 2006 quarter, to $61.5 million, due to an increase in storm-related revenues in the Company's catastrophe, property central and technical services units. Revenues from self-insured clients were $36.8 million in the 2006 first quarter, declining 6.4% from $39.3 million in the 2005 quarter. Legal settlement administration revenues were $32.8 million for the 2006 first quarter, increasing 70.7% as compared with $19.2 million in the comparable year-ago quarter. The Company's legal settlement administration revenues are project-based and can fluctuate significantly. However, the Company

                                 [CRAWFORD LOGO]
                                  PRESS RELEASE
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

continues to enjoy a strong backlog of projects awarded, totaling approximately $35.6 million at quarter end.

First quarter 2006 international revenues before reimbursements declined to $70.5 million from $71.8 million for the same period in 2005. During the 2006 first quarter, the U.S. dollar strengthened against the British pound and the euro, resulting in a net exchange rate decline in the quarter. Excluding the negative effect of exchange rate fluctuations, international revenues would have been $73.6 million in the 2006 first quarter, reflecting growth in revenues on a constant dollar basis of 2.4%. This growth reflects increased revenues in our European and United Kingdom operations resulting from claims management agreements entered into during 2005, partially offset by lower storm-related revenues in the Caribbean and Asia-Pacific regions during the 2006 period. International operating expenses increased by $332,000 in U.S. dollars, a 0.5% increase, and increased by 4.2% on a constant dollar basis.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "Our U.S. operations benefited from the continued strong performance of our legal settlement administration unit and considerable improvement in our U.S. property and casualty operations. Revenues produced by our catastrophe adjusters in the quarter grew by $4.8 million to $11.4 million, as we continued to handle claims associated with hurricanes Katrina, Rita and Wilma. Our solid results in these areas helped us achieve a 500 basis point improvement in our U.S. operating margin during the 2006 first quarter, from 1.6% in the 2005 first quarter to 6.6% in 2006."

"Operating earnings in our international segment declined to $1.7 million in the current quarter, reflecting a decrease in our operating margin from 4.7% in the 2005 first quarter to 2.4% in the 2006 quarter. This decline is primarily due to a lower level of storm-related claim activity in our Caribbean and Asia-Pacific regions during the 2006 quarter as compared to the 2005 period. For the balance of 2006, as we move past the weather-related surge in international claims activity in 2005, we expect to see continued growth and margin improvement in our international division."

Mr. Crawford concluded, "Our operating cash flows for the 2006 first quarter reflect a substantial improvement of $18.0 million as compared to the 2005 period. This improvement is primarily due to improved collections within our legal settlement administration unit, the collection of accounts receivable generated from the hurricane-related claims administered in the 2005 fourth quarter and lower tax payments during the 2006 quarter. Overall, our consolidated cash position as of March 31, 2006 is very strong, totaling $50.2 million, up over $24 million from the $25.6 million reported at March 31, 2005."

                                 [CRAWFORD LOGO]
                                  PRESS RELEASE
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

Crawford & Company reaffirmed the following guidance for fiscal 2006:

      - Revenues before reimbursements of between $465 million and $475 million in U.S. operations and operating earnings of between $9.5 million and $12.5 million.

      - Revenues before reimbursements of between $300 million and $310 million in international operations and operating earnings of between $16 million and $18 million.

      - After reflecting stock option expense, net corporate interest expense and income taxes, net income of between $12.3 million and $15.8 million, or $0.25 to $0.32 per share.

Crawford & Company's management will host a conference call with analysts on Monday, May 1, 2006 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through May 8, 2006. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 8225549. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended March 31, 2006 is shown on the attached statements. Operating earnings and the related operating margins (non-GAAP financial measures) are key performance measures used by the Company's senior management to evaluate the performance of its operating segments and make resource allocation decisions. Operating expenses used in the determination of operating earnings exclude stock option expense, net corporate interest expense and income taxes. The Company believes this measure is useful to investors in that it allows them to evaluate its operating performance using the same criteria that management uses. Net corporate interest expense, stock option expense and income taxes are recurring components of net income, but they are not considered part of segment operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense primarily relates to historically granted stock options and is a non-cash expense, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. None of these costs relates directly to the performance of the Company's services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Following is a reconciliation of segment operating earnings and the related operating margin to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                 [CRAWFORD LOGO]
                                  PRESS RELEASE
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

                                                                    Quarter ended
                                        ----------------------------------------------------------------------
                                        March 31, 2006         % Margin         March 31, 2005        % Margin
                                        --------------         --------         --------------        --------
U.S. operating earnings                 $        8,631            6.6%          $        1,836           1.6%

International operating earnings                 1,686            2.4                    3,345           4.7

Deduct:
   Stock option expense                           (266)          (0.1)                       -             -
   Net corporate interest                         (998)          (0.5)                  (1,527)         (0.8)
   Income taxes                                 (3,205)          (1.6)                  (1,293)         (0.7)
                                        --------------                          --------------
Net income                              $        5,848            2.9           $        2,361           1.3
                                        ==============                          ==============

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers' compensation, legal settlement administration, including class action and warranty inspections, and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended March 31, 2006 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, in particular the information under the headings "Business," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                                 [CRAWFORD LOGO]
                                  Press Release
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                               30302 (404)256-0830

                               CRAWFORD & COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                    Unaudited
                      (In Thousands Except Per Share Data)

QUARTER ENDED MARCH 31                                           2006             2005        % Change
-----------------------------------------------                 --------        ---------     --------
Revenues:

    Revenues Before Reimbursements                              $ 201,606       $ 184,334            9%
    Reimbursements                                                 20,066          15,309           31%
                                                                ---------       ---------
Total Revenues                                                    221,672         199,643           11%

Costs and Expenses:
         Cost of Services Before Reimbursements                   156,176         144,919            8%
         Reimbursements                                            20,066          15,309           31%
                                                                ---------       ---------
    Cost of Services                                              176,242         160,228           10%

    Selling, General, and Administrative                           35,379          34,234            3%
    Corporate Interest Expense, net                                   998           1,527          -35%
                                                                ---------       ---------
Total Costs and Expenses                                          212,619         195,989            8%
                                                                ---------       ---------

Income Before Income Taxes                                          9,053           3,654          148%
Income Taxes                                                        3,205           1,293          148%
                                                                ---------       ---------
Net Income                                                      $   5,848       $   2,361          148%
                                                                =========       =========

Earnings Per Share - Basic and Diluted                          $    0.12       $    0.05          140%
                                                                ---------       ---------

Weighted-Average Common Shares Used to Compute:
   Basic Earnings Per Share                                       48,986          48,872
                                                                ---------       --------
   Diluted Earning Per Share                                      49,306          49,381
                                                                ---------       --------

Cash Dividends Per Share:
   Class A Common Stock                                         $   0.06        $   0.06
   Class B Common Stock                                         $   0.06        $   0.06

                                 [CRAWFORD LOGO]
                                  Press Release
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                               30302 (404)256-0830

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                             QUARTERS ENDED MARCH 31
                                    Unaudited
                        (In Thousands Except Percentages)

                                               U.S.                 %            International           %
                                        2006         2005        Change        2006         2005       Change
                                     ----------   ----------   ----------   ----------   ----------  ----------
Revenues Before Reimbursements       $  131,106   $  112,507         16.5%  $   70,500   $   71,827        -1.8%
                                     ----------   ----------   ----------   ----------   ----------  ----------

Compensation & Benefits                  80,768       72,116         12.0%      50,665       50,545         0.2%
% of Revenues                              61.6%        64.1%                     71.9%        70.3%

Expenses Other than Reimbursements,
   Compensation & Benefits               41,707       38,555          8.2%      18,149       17,937         1.2%
% of Revenues                                                        31.8%        34.3%        25.7%       25.0%
                                     ----------   ----------   ----------   ----------   ----------  ----------

Total Operating Expenses                122,475      110,671         10.7%      68,814       68,482         0.5%
                                     ----------   ----------   ----------   ----------   ----------  ----------

Operating Earnings (1)               $    8,631   $    1,836        370.1%  $    1,686   $    3,345       -49.6%
% of Revenues                               6.6%         1.6%                      2.4%         4.7%
                                     ==========   ==========   ==========   ==========   ==========  ==========

(1) A non-GAAP financial measurement which represents earnings before net corporate interest expense, stock option expense, and income taxes.

                                 [CRAWFORD LOGO]
                                  Press Release
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                               30302 (404)256-0830

                               CRAWFORD & COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2006 AND DECEMBER 31, 2005
                                 (In Thousands)

                                                                                 Unaudited           *
                                                                                  MARCH 31     December 31
                                                                                    2006           2005
                                                                                ------------   ------------
ASSETS

          Current Assets:
                  Cash and Cash Equivalents                                     $     50,201   $     49,441
                  Accounts Receivable, net                                           165,280        161,044
                  Unbilled Revenues                                                  108,375        111,362
                  Prepaid Expenses and Other Current Assets                           14,139         14,964
                                                                                ------------   ------------

          Total Current Assets                                                       337,995        336,811
                                                                                ------------   ------------

                  Property and Equipment, at Cost                                    139,869        150,008
                  Less Accumulated Depreciation                                     (103,984)      (113,071)
                                                                                ------------   ------------

          Net Property and Equipment                                                  35,885         36,937
                                                                                ------------   ------------

          Other Assets:

                  Intangible Assets Arising from Acquisitions, net                   109,847        110,035
                  Capitalized Software Costs, net                                     34,466         33,068
                  Deferred Income Tax Asset                                           38,148         38,217
                  Other                                                               16,863         16,596
                                                                                ------------   ------------
          Total Other Assets                                                         199,324        197,916
                                                                                ------------   ------------

          Total Assets                                                          $    573,204   $    571,664
                                                                                ============   ============

LIABILITIES AND SHAREHOLDERS' INVESTMENT

          Current Liabilities:
                  Short-Term Borrowings                                         $     32,422   $     28,888
                  Accounts Payable                                                    40,502         42,434
                  Accrued Liabilities                                                104,563        113,591
                  Deferred Revenues                                                   21,058         19,608
                  Current Installments of Long-Term Debt and Capital Leases            6,008          6,441
                                                                                ------------   ------------

          Total Current Liabilities                                                  204,553        210,962
                                                                                ------------   ------------

          Noncurrent Liabilities:
                  Long-Term Debt and Capital Leases, Less Current Installments        45,792         45,810
                  Deferred Revenues                                                   10,379         10,409
                  Self-Insured Risks                                                  12,738          9,122
                  Postretirement Medical Benefit Obligation                            4,460          4,569
                  Minimum Pension Liabilities                                        102,917        101,406
                  Other                                                               10,245         10,355
                                                                                ------------   ------------
          Total Noncurrent Liabilities                                               186,531        181,671
                                                                                ------------   ------------

          Shareholders' Investment:
                  Class A Common Stock, $1.00 Par Value                               24,294         24,293
                  Class B Common Stock, $1.00 Par Value                               24,697         24,697
                  Additional Paid-in Capital                                           7,031          6,311
                  Unearned Stock-Based Compensation                                        -            (37)
                  Retained Earnings                                                  205,260        202,351
                  Accumulated Other Comprehensive Loss                               (79,162)       (78,584)
                                                                                ------------   ------------

          Total Shareholders' Investment                                             182,120        179,031
                                                                                ------------   ------------

          Total Liabilities and Shareholders' Investment                        $    573,204   $    571,664
                                                                                ============   ============

* Derived from the audited Consolidated Balance Sheet

                                 [CRAWFORD LOGO]
                                  Press Release
  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                               30302 (404)256-0830

                               CRAWFORD & COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                QUARTERS ENDED MARCH 31, 2006 AND MARCH 31, 2005
                                    Unaudited
                                 (In Thousands)

                                                                            2006       2005
                                                                          --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
          Net Income                                                      $  5,848   $  2,361
          Reconciliation of Net Income to Net Cash Provided by (Used in)
          Operating Activities:
                Depreciation and Amortization Expenses                       4,756      4,801
                Stock-Based Compensation Expenses                              757         63
                Loss on Sales of Property and Equipment, net                    56         31
                Changes in Operating Assets and Liabilities:
                     Accounts Receivable, net                               (4,041)      (385)
                     Unbilled Revenues, net                                  3,140      2,554
                     Accrued or Prepaid Income Taxes                         2,054     (5,679)
                     Accounts Payable and Accrued Liabilities               (5,999)   (12,435)
                     Deferred Revenues                                       1,486        499
                     Accrued Pension Costs                                  (1,937)    (3,903)
                     Prepaid Expenses and Other Assets                        (127)       134
                                                                          --------   --------
Net Cash Provided by (Used in) Operating Activities                          5,993    (11,959)
                                                                          --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisitions of Property and Equipment, net                       (2,579)    (2,862)
          Capitalization of Computer Software Costs                         (2,627)    (1,351)
          Other Investing Activities                                          (350)       (90)
                                                                          --------   --------
Net Cash Used in Investing Activities                                       (5,556)    (4,303)
                                                                          --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
          Dividends Paid                                                    (2,939)    (2,933)
          Proceeds from Exercise of Stock Options                                2        261
          Increase in Short-Term Borrowings, net                             3,553      1,070
          Decrease in Long-Term Debt and Capital Lease Obligations, net       (459)      (513)
                                                                          --------   --------
Net Cash Provided by (Used in) Financing Activities                            157     (2,115)
                                                                          --------   --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                   166        444
                                                                          --------   --------
Increase (Decrease) in Cash and Cash Equivalents                               760    (17,933)
Cash and Cash Equivalents at Beginning of Period                            49,441     43,571
                                                                          --------   --------
Cash and Cash Equivalents at End of Period                                $ 50,201   $ 25,638
                                                                          ========   ========